Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 5, 2019, by and between Medicine Man Technologies, Inc. a Nevada corporation (the “Company”), and Dye Capital Cann Holdings, LLC, a Delaware limited liability company (the “Buyer”).

WHEREAS:

A.                The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.                 The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) up to 7,000,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), representing the right to acquire initially up to the same number of shares of Common Stock (the “Warrant Shares”) as is equal to the Common Shares purchased hereunder. Such purchase and sale of Common Stock and Warrants shall take place in three closings (each, a “Closing,” and collectively, the “Closings”), subject to the terms and conditions of this Agreement.

C.                 The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1.                  PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a)               Purchase of Common Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below with respect to each Closing, as applicable, at the applicable Closing, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on each Closing Date (as defined below), on the terms set forth herein, (w) at the Initial Closing (as defined below), 1,500,000 Common Shares, along with Warrants to acquire up to 1,500,000 Warrant Shares, (x) at the Second Closing (as defined below), 3,500,000 Common Shares, along with Warrants to acquire up to 3,500,000 Warrant Shares, (y) at the Third Closing (as defined below), up to 1,000,000 Common Shares, along with Warrants to acquire up to a corresponding number of Warrant Shares (collectively, the “Third Closing Option Shares”), and (z) at the Fourth Closing (as defined below), up to 1,000,000 Common Shares, along with Warrants to acquire up to a corresponding number of Warrant Shares (collectively, the “Fourth Closing Option Shares”). The date of the initial Closing (the “Initial Closing”) is the “Initial Closing Date.” The date of the second closing (the “Second Closing”) is the “Second Closing Date.” The date of the third Closing (the “Third Closing”) is the “Third Closing Date.” The date of the fourth closing (the “Fourth Closing”) is the “Fourth Closing Date.”

(b)               Closing. The Initial Closing Date, the Second Closing Date, the Third Closing Date, and the Fourth Closing Date (each, a “Closing Date”) shall be 12:00 p.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, as applicable to the Closing, at the offices of Dentons US LLP, 1221 Avenue of the Americas, New York, NY 10020. The Closings may also be undertaken remotely by electronic transfer of Closing documentation.

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(c)               Purchase Price. The purchase price for the Common Shares to be purchased by the Buyer at each Closing shall be $2.00 per Common Share (with respect to such Closing, the “Purchase Price”). Warrants issuable at each Closing shall be issued for no additional consideration. For the avoidance of doubt, at each Closing a Warrant shall be issued to the Buyer exercisable for such number of Warrant Shares as is equal to the number of Common Shares being purchased by the Buyer at such Closing.

(d)               Form of Payment. On each Closing Date, (i) the Buyer shall pay the respective Purchase Price to the Company for the Common Shares and the Warrants to be issued and sold to the Buyer at such Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions; and (ii) the Company shall deliver to the Buyer (w) one or more stock certificates, evidencing the number of Common Shares the Buyer is purchasing at such Closing, and (x) a Warrant pursuant to which the Buyer shall have the right to acquire such number of Warrant Shares as is required to be issued at such Closing, in each case duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

2.                  BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company that:

(a)               No Public Sale or Distribution. The Buyer is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, except as otherwise set forth herein or the other Transaction Documents, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(b)               Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)               Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)               Advice. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

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(e)               No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)                Transfer or Resale. The Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Securities may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided herein, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Buyer effects such a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)               Legends. The Buyer understands that the certificates or other instruments representing the Common Shares and the Warrants and, until such time as the resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act and the holder has provided the Company with such documents as required by the Company in connection with the removal of the legend, including but not limited to a Seller’s representation letter indicating an intent to sell, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within two Trading Days (as defined in the Warrants) after the occurrence of any of (i) through (iii) above (the initial date of such occurrence, the “Legend Removal Date”), a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within two Trading Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and the date the Company makes the applicable cash payment. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

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(h)               Validity; Enforcement. This Agreement and each other Transaction Document have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)                 No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and each other Transaction Document and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

3.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that, as of the date hereof and as of each Closing Date:

(a)               Organization and Qualification. The Company and each of its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest), if any, are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries, if any, is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth in Schedule 3(a). The outstanding shares of capital stock of each of the Subsidiaries, if any, have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary, if any, free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries, if any, are outstanding.

(b)               Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(c)               Issuance of Securities. The issuance of the Common Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Common Shares and the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of each Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals at least the maximum number of shares of Common Stock issuable upon exercise of the Warrants, without giving effect to any limitation on exercise set forth therein. Upon exercise of the Warrants in accordance with the Warrants, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)               No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) or Bylaws (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTCQX market (the “Principal Market”) and including all applicable foreign, federal, state laws, rules and regulations) applicable to the Company or any of its Subsidiaries, if any, or by which any property or asset of the Company or any of its Subsidiaries, if any, is bound or affected.

(e)               Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Initial Closing Date (or in the case of filings detailed above, will be made timely after the Initial Closing Date), and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as set forth in Schedule 3(e), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f)                Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, if any, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144), if any, or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity), if any, with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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(g)               No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries, if any, or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, in connection with the sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company has not engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)               No Integrated Offering. None of the Company, its Subsidiaries, if any, or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, if any, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i)                 Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Subsidiaries, if any.

(j)                 SEC Documents; Financial Statements. Except as disclosed in Schedule 3(j), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Initial Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyer or its representatives, upon request, true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the Company and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries, if any, as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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(k)               Absence of Certain Changes. Except as disclosed in Schedule 3(k)(i), since December 31, 2018, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or any of its Subsidiaries. Except as disclosed in Schedule 3(k)(ii), since December 31, 2018, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, if any, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closings, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(r)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l)                No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries, if any, or their respective business, properties, prospects, operations or financial condition, that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, or (ii) would otherwise constitute a Material Adverse Effect.

(m)              Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries, if any, is in violation of any term of or in default under its Articles of Incorporation, any certificate of designations, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. The Company and each of its Subsidiaries (if any) have been in material compliance with all Applicable Laws (as defined immediately below) since the incorporation of the Company and will continue to operate in compliance with all Applicable Laws. “Applicable Law” means applicable provisions of federal, state or local law (including common law), statute, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or governmental authority legally binding on the Company, its properties, its Subsidiaries, if any, or their properties, including applicable state or local laws with respect to cannabis, all as may be amended, but excluding federal law that prohibits the cultivation, processing, sale or possession of cannabis or parts of cannabis including particular cannabinoids, the sale or possession of cannabis paraphernalia, or advertising the sale of cannabis, products containing cannabis, or cannabis paraphernalia. The Company and each of its Subsidiaries, if any, possess all material certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses. During the two (2) years, prior to the date hereof and for such lesser period since the Company’s Common Stock commenced trading on the Principal Market, (i) the Common Stock have been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

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(n)               Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)               Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(p)               Transactions With Affiliates. Except as set forth in Schedule 3(p), none of the officers, directors or employees (including, without limitation, any family member or Affiliate thereof) of the Company or any of its Subsidiaries is presently a party to (or has previously been a party to) any transaction with the Company or any of its Subsidiaries, if any (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of goods or services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, if any, any corporation, partnership, trust or other Person in which any such officer, director, or employee (or family member or Affiliate thereof) has a substantial interest or is an employee, officer, director, trustee or partner.

(q)               Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 90,000,000 shares of Common Stock, of which as of the date hereof, 29,962,628 are issued and outstanding, 18,500,000 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 0 shares are reserved for issuance pursuant to securities (other than the aforementioned options and Warrants) exercisable or exchangeable for, or convertible into, Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are designated and issued and outstanding. No Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 7,305,358 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act) of the Company or any of its Subsidiaries, if any. (i) Except as disclosed in Schedule 3(q)(i), hereto, none of the Company’s or any Subsidiary’s, if any, capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) except as disclosed in Schedule 3(q)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, if any, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries, if any, is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries, if any, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, if any; (iii) except as disclosed in Schedule 3(q)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries, if any, or by which the Company or any of its Subsidiaries, if any, is or may become bound; (iv) except as disclosed in Schedule 3(q)(iv), there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, if any; (v), except as disclosed in Schedule 3(q)(v), there are no agreements or arrangements (other than as set forth herein) under which the Company or any of its Subsidiaries, if any, is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule 3(q)(vi), there are no outstanding securities or instruments of the Company or any of its Subsidiaries, if any, which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, if any,; (vii) except as disclosed in Schedule 3(q)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) except as disclosed in Schedule 3(q) (viii), neither the Company nor any Subsidiary, if any, has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries, if any, have any material liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents. True, correct and complete copies of the Company’s articles of incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto have heretofore been filed as part of the SEC Documents.

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(r)                Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, if any, (i) except as disclosed in Schedule 3(r)(i), has any outstanding Indebtedness (as defined below), (ii) except as disclosed in Schedule 3(r)(ii), is a party to any material contract or agreement, (iii) except as disclosed in Schedule 3(r)(iii), neither the Company nor such Subsidiary, nor any other party to a material contract or agreement is in violation of any term of, or in default under, such material contract or agreement, including any contract, agreement or instrument relating to any Indebtedness, or (iv) except as disclosed in Schedule 3(r)(iv), is a party to any contract, agreement or instrument relating to any Indebtedness. Schedule 3(r) provides a detailed description of the material terms of such outstanding Indebtedness. For purposes of this Agreement the term “material contract” includes but is not limited to (a) any agreement involving aggregate consideration in excess of $250,000, (b) any agreement relating to the sale of any of the Company’s or any Subsidiary’s assets, (c) any agreement relating to any Indebtedness, and (d) any agreement relating to the acquisition of any business or material amount of stock or assets of any other Person. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP, consistently applied during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, capital lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s)                Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, arbitrator, panel, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, if any, the Common Stock or any of the Company’s Subsidiaries, if any, or any of the Company’s or its Subsidiaries’, if any, officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(s). The matters set forth in Schedule 3(s) would not reasonably be expected to have a Material Adverse Effect.

(t)                 Insurance. The Company and each of its Subsidiaries, if any, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries, if any, are engaged. Neither the Company nor any such Subsidiary, if any, has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary, if any, has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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(u)               Employee Relations. Neither the Company nor any of its Subsidiaries, if any, is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’, if any, relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries, if any, has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries, if any, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries, if any, to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries, if any, are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries, if any, is party to any employment or other agreements with respect to compensation with any officer or director of the Company or any such Subsidiary.

(v)               Title. The Company and its Subsidiaries, if any, have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, if any, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries, if any, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(w)             Intellectual Property Rights. The Company and its Subsidiaries, if any, own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Each of the patents owned by the Company or any of its Subsidiaries, if any, is listed on Schedule 3(w)(i). Except as set forth in Schedule 3(w)(ii), none of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries, if any, of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, if any, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries, if any, have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x)               Environmental Laws. The Company and its Subsidiaries, if any, (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(y)               Subsidiary Rights. The Company or one of its Subsidiaries, if any, has the unrestricted right to vote, and (subject to limitations imposed by Applicable Law) to receive dividends and distributions on, all capital securities of its Subsidiaries, if any, as owned by the Company or such Subsidiary.

(z)               Tax Status. The Company and each of its Subsidiaries, if any, (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries, if any, know of no basis for any such claim.

(aa)             Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries, if any, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied during the periods involved and Applicable Law, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in Schedule 3(aa), during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries, if any, has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries, if any.

(bb)            Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings.

(cc)             Investment Company Status. Neither the Company nor any of its Subsidiaries, if any, is, and upon consummation of the sale of the Securities, and for so long as the Buyer holds any Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)             Acknowledgement Regarding Buyer’s Trading Activity. The Company acknowledges and agrees that, except as otherwise set forth herein or in any other Transaction Document, (i) the Buyer has not been asked to agree, nor has the Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) the Buyer, and counter-parties in “derivative” transactions to which any the Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iii) the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that the Buyer may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

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(ee)             Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii)  sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff)               U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries, if any, is, or has ever been, and so long as any of the Securities are held by the Buyer, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon the Buyer’s request.

(gg)             Reserved.

(hh)             Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to the Buyer hereunder on such Closing Date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii)               Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries, if any, or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries, if any, or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)               Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(kk)             Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries, if any, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(ll)               No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, if any, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries, if any, with applicable Sanctions Laws; neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of the Company or any of its Subsidiaries, if any, in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five years, the Company and its Subsidiaries, if any, have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(mm)           Anti-Bribery. Neither the Company nor any of the Subsidiaries, if any, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. Neither the Company, nor any of its Subsidiaries, if any, or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a “Private Sector Counterparty”) or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any Applicable Law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the Common Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, its Subsidiaries, if any, or affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

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(nn)            No Additional Agreements. The Company does not have any agreement or understanding with the Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(oo)            Disclosure. All disclosure provided to the Buyer regarding the Company and its Subsidiaries, if any, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries, if any, to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company or any of its Subsidiaries, if any, during the twelve months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries, if any, or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under Applicable Law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(pp)            Stock Option Plans. Except as set forth in Section 3(pp), each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP, consistently applied during the periods involved, and Applicable Law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries, if any, or their financial results or prospects.

(qq)            No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(rr)               No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.

(ss)             Other Covered Persons. The Company is not aware of any Person (other than any placement agent to the extent disclosed to the Buyer) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Buyer or potential purchasers in connection with the sale of any Regulation D Securities.

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(tt)              Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable pursuant to terms of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Warrant Shares pursuant to the terms of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4.                  COVENANTS.

(a)               Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)               Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyer at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to each Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(c)               Reporting Status. Until the date on which the Buyer and its Affiliates shall have sold all of the Common Shares and Warrant Shares and none of the Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Common Shares and Warrant Shares for resale by the Investors on Form S-1.

(d)               Use of Proceeds. The Company will use the proceeds from the Closings for potential acquisitions, as well as for general corporate purposes and working capital.

(e)               Financial Information. The Company agrees to send the following to the Buyer and each of its Affiliates that holds Common Shares or Warrant Shares during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)                Listing. The Company shall promptly secure the listing of all of the Common Shares and the Warrant Shares (collectively the “Registrable Securities) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Stock  on the Principal Market or any other Eligible Market (as defined in the Warrants). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock) on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

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(g)               Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the placement agent to the extent disclosed in writing to the Buyer, including any reasonable legal fees and expenses of such placement agent. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyer.

(h)               Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Buyer or its Affiliates in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)                 Disclosure of Transactions and Other Material Information. On or before 9:00 AM on June 6, 2019, the Company shall (A) issue a press release (the “Press Release”) reasonably acceptable to the Buyer disclosing all material terms of the transactions contemplated hereby and (B) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents to the extent required by law (the “8-K Filing”). Subject to the foregoing, neither the Company, its Subsidiaries, if any, nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by Applicable Law and regulations (provided that in the case of clause (i) the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for any Registration Statement filed in accordance with this Agreement, without the prior written consent of the Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Buyer in any filing, announcement, release or otherwise.

(j)                 Corporate Existence. So long as the Buyer beneficially owns any Securities, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(k)               Reservation of Shares. So long as the Buyer owns any Warrants, the Company shall take all action necessary to at all times after the date hereof have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

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(l)                Conduct of Business. The business of the Company and its Subsidiaries, if any, shall not be conducted in violation of any Applicable Law, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.

(i)                 Neither the Company, nor any of its Subsidiaries, if any, or affiliates, directors, officers, employees, representatives or agents shall:

(a)               conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(b)               deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;

(c)                use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or

(d)               violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(ii)               The Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with the Sanctions Laws and Anti-Bribery Laws.

(iii)               The Company will promptly notify the Buyer in writing if any of the Company, or any of its Subsidiaries, if any, or affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(iv)               The Company shall provide such information and documentation as the Buyer or any of its affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(v)               The covenants set forth above shall be ongoing. The Company shall promptly notify the Buyer in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Buyer in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.

(m)              Additional Issuances of Securities.

(i)                 For purposes of this Section 4(m), the following definitions shall apply.

(1)               “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

(2)               “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(3)               “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

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(ii)                From the date hereof until the Trigger Date, the Company shall not, directly or indirectly, file any registration statement with the SEC (except for a shelf registration on Form S-3, or any equivalent form), or file any amendment or supplement thereto or cause any registration statement or amendment thereto to be declared effective by the SEC, or grant any registration rights to any Person that can be exercised prior to such time as set forth above, other than pursuant to this Agreement. From the date hereof until the date that is 90 calendar days after the Trigger Date, except as otherwise agreed by the Buyer (provided that the Buyer hereby consents to the private placement of up to $1,500,000 in Common Stock (in addition to the Common Shares sold hereunder) on price and terms no more favorable to the purchasers thereof than hereunder (the “F&F Round”) provided that such private placement occurs no later than 30 days after the last Closing Date to occur hereunder), the Company shall not, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ (if any) debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, including, without limitation, any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), (2) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby the Company may issue securities at a future determined price or (3) be party to any solicitations, negotiations or discussions with regard to the foregoing. As used herein, “Trigger Date” means the earlier of (x) such time as one or more Registration Statement(s) covering the resale of all Registrable Securities has been effective and available for the re-sale of all such Registrable Securities and (y) such time as all of the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1). At any time prior to the date that is 90 calendar days after the Trigger Date, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). The Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages. The restrictions contained in this subsection (ii) shall not apply in connection with the issuance of any Excluded Securities. “Excluded Securities” means any Common Stock issued or issuable or deemed to be issued by the Company: (s) to employees, consultants, officers or directors of the Company or any Affiliate or subsidiary of the company pursuant to an Approved Stock Plan or otherwise approved by the Board of Directors of the Company; (t) upon exercise of any of the Warrants issued pursuant to this Agreement; (u) upon conversion, exercise or exchange of any Options (as defined in the Warrants) or Convertible Securities (as defined in the Warrants) which are outstanding on the day immediately preceding the date hereof; provided, that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the date hereof and such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; (v) the issuance of securities to financial institutions or other lenders or lessors in connection with loans, commercial credit arrangements, equipment financings, commercial property leases or similar transactions that are for purposes other than raising equity capital; (w) the issuance of securities pursuant to capital reorganization, reclassification or similar transactions that are primarily for purposes other than raising equity capital; (x) the issuance of securities to an entity as a component of any business relationship with such entity for the purpose of (A) joint venture, technology licensing, or development activities, (B) distribution, supply or manufacture of the Company’s products or services, or (C) any other arrangement involving corporate partners that are primarily for purposes other than raising equity capital;(y) pursuant to the binding term sheets for the Acquisitions and (z) in connection with a strategic acquisition that is primarily for purposes other than raising equity capital. For purposes hereof, “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company. From the date hereof until the three year anniversary of the Initial Closing Date (the “Participation Period”), except with respect to the F&F Round, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(m)(iii).

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(1)               If the Company desires to pursue debt and/or equity financing, the Company shall first deliver an irrevocable written notice (the “Initial Notice”) to the Buyer setting forth the amount of the proposed financing and the proposed allocation between equity and/or debt financing (the “Proposed Financing”). Upon receipt of the Initial Notice, the Buyer shall have ten Business Days to respond to such Initial Notice with a proposal as to the terms upon which the Buyer is willing to provide or secure such equity and/or debt financing (the “Buyer Offer”). The Company then shall have five Business Days to accept the Buyer Offer or to deliver the Offer Notice (as defined below); provided, that if the Company does not accept the Buyer Offer in writing or deliver the Offer Notice within such five Business Day period, it shall be deemed to have accepted the Buyer Offer. If the Company accepts the Buyer Offer, the Company and the Buyer will negotiate in good faith customary definitive agreements with respect to such financing.

(2)               If within five Business Days of the receipt of a Buyer Offer the Company determines that it does not desire to accept the Buyer Offer but still desires to pursue the Proposed Financing, it may do so with the same allocation of equity and/or debt as set forth in the Initial Notice but only on terms that are more favorable to the Company than the terms included in the Buyer Offer. In that event, the Company may deliver to the Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended financing, issuance, sale or exchange(the “Offer”) of the securities being offered or the debt proposed to be incurred (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms (which must in the aggregate be more favorable to the Company than the terms set forth in the Buyer Notice) upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold, exchanged or incurred and (D) offer to issue and sell to or exchange with, or incur from, the Buyer the Offered Securities to the extent required to enable the Buyer to maintain the percentage of issued and outstanding Common Stock (including Common Stock issuable upon conversion or exercise of any securities) of the Company that it then owns, in the case of equity securities (or securities convertible or exercisable into equity securities), or, in the case of debt, a pro rata portion of such debt based on the percentage of issued and outstanding Common Stock (including Common Stock issuable upon conversion or exercise of any securities) of the Company that it then owns.

(3)                To accept an Offer, in whole or in part, the Buyer must deliver a written notice to the Company prior to the end of the tenth day after the Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the amount that the Buyer elects to purchase or provide (the “Notice of Acceptance”). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyer a new Offer Notice and the Offer Period shall expire on the tenth day after the Buyer’s receipt of such new Offer Notice.

(4)                The Company shall have 15 Business Days from the expiration of the Offer Period above (A) to offer, issue, sell, exchange or incur all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyer (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only to the offerees described in the Offer Notice and only upon terms and conditions (including, without limitation, unit or share prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (I) the execution of such Subsequent Placement Agreement, and (II) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, in each case, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(5)                Any Offered Securities not acquired by the Buyer or other persons in accordance with Section 4(m)(iii)(4) above may not be issued, sold or exchanged until they are again offered to the Buyer under the procedures specified in this Agreement.

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(6)                The Company and the Buyer agree that if the Buyer elects to participate in the Offer, (A) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby the Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by the Buyer prior to such Subsequent Placement, and (B) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained herein.

(7)                Notwithstanding anything to the contrary in this Section 4(m) and unless otherwise agreed to by the Buyer, the Company shall either confirm in writing to the Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyer will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyer, such transaction shall be deemed to have been abandoned and the Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Buyer with another Offer Notice and the Buyer will again have the right of participation set forth in this Section 4(m)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyer in any 90 day period.

(iii)               The restrictions contained in subsection (iii) of this Section 4(m) shall not apply in connection with the issuance of any Excluded Securities (as defined above).

(iv)               Notwithstanding anything to the contrary in Section 4(m)(iii), if, during the Participation Period, the Company becomes eligible to register its securities on a Registration Statement on Form S-3 with the SEC, the Company will not, directly or indirectly, effect any Subsequent Placement by means of a sale (i.e. “shelf take-down”) of securities registered on such Form S-3 (a “Subsequent Overnight Placement”) unless the Company shall have first complied with this Section 4(m)(v).

(1)               Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Overnight Placement (or, if the Trading Day of the expected announcement of the Subsequent Overnight Placement is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Overnight Placement), the Company shall deliver to the Buyer a written notice of the Company’s intention to effect a Subsequent Overnight Placement (a “Subsequent Overnight Placement Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Overnight Placement, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Overnight Placement is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment, to the extent they are available.

(2)               If the Buyer desires to participate in such Subsequent Overnight Placement it must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Overnight Placement Notice is delivered to the Buyer (the “Overnight Notice Termination Time”) that the Buyer is willing to participate in the Subsequent Overnight Placement, the amount of the Buyer’s participation (subject to the amounts provided for in Section 4(m)(iii)(1)), and representing and warranting that the Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Overnight Placement Notice. If the Company receives no such notice from the Buyer as of such Overnight Notice Termination Time, the Buyer shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Overnight Placement.

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(3)               If, by the Overnight Notice Termination Time, notifications by the Buyer of its willingness to participate in the Subsequent Overnight Placement (or to cause its designees to participate) is, in the aggregate, less than the total amount of the Subsequent Overnight Placement, then the Company may effect the remaining portion of such Subsequent Overnight Placement on the terms and with the Persons set forth in the Subsequent Overnight Placement Notice.

(4)               The Company must provide the Buyer with a second Subsequent Overnight Placement Notice, and the Buyer will again have the right of participation set forth above in this Section 4(m)(v), if the definitive agreement related to the initial Subsequent Overnight Placement Notice is not entered into for any reason on the terms set forth in such Subsequent Overnight Placement Notice within two Trading Days after the date of delivery of the initial Subsequent Overnight Placement Notice.

(5)               The Company and the Buyer agree that, if the Buyer elects to participate in the Subsequent Overnight Placement, the transaction documents related to the Subsequent Overnight Placement shall not include any term or provision whereby the Buyer shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Buyer. In addition, the Company and the Buyer agree that, in connection with a Subsequent Overnight Placement, the transaction documents related to the Subsequent Overnight Placement shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Overnight Placement (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Overnight Placement.

(6)               Notwithstanding anything to the contrary in this 4(m)(v) and unless otherwise agreed to by the Buyer, the Company shall either confirm in writing to the Buyer that the transaction with respect to the Subsequent Overnight Placement has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Overnight Placement, in either case, in such a manner such that the Buyer will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second Trading Day following date of delivery of the Subsequent Overnight Placement Notice. If by 9:30 am (New York City time) on such second Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Overnight Placement has been made, and no notice regarding the abandonment of such transaction has been received by the Buyer, such transaction shall be deemed to have been abandoned and the Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries, if any.

(n)               Public Information. At any time during the period commencing from the six (6) month anniversary of the Initial Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to the Buyer by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Buyer an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of the Buyer’s Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4(p) are referred to herein as “Public Information Failure Payments.” Notwithstanding anything to the contrary contained herein, the aggregate amount of all Public Information Failure Payments shall not exceed 8% of the aggregate Purchase Price of the Buyer’s Securities. Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

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(o)               Buyer Lock-Up. Notwithstanding anything to the contrary contained herein, the Buyer agrees that it shall not sell more than 25% of the Common Shares purchased by it hereunder within one year following the Initial Closing Date.

(p)               Notice of Disqualification Events. The Company will notify the Buyer in writing, prior to any Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(q)               FAST Compliance. While any Warrants are outstanding, the Company shall maintain a transfer agent that participates or through a co-agent relationship participates, in the DTC Fast Automated Securities Transfer Program.

(r)                Compliance with Cannabis Law. The Company shall take all action to comply with state cannabis laws and regulations, including making all requisite filings under such laws and regulations as and when required.

(s)                Registration. The Company shall use best efforts to file a registration statement on Form S-1 (or if eligible to use Form S-3, a registration statement on Form S-3) within one year of the date of this Agreement. If the Company shall not file such registration statement within one year of the date of this Agreement, the Company hereby grants to the Buyer the right to require the Company at any time from and after the one year anniversary of this Agreement to file a registration statement on Form S-1 (and at such time as the Company is eligible to use Form S-3, a registration statement on Form S-3) with the SEC covering the resale of the Common Shares and the Warrant Shares. The Company also agrees that to the extent it files any registration statement with the SEC, other than a registration statement on Form S-8 or Form S-3, it will prior to filing such registration statement, give the Buyer reasonable written notice in order to permit the Buyer to include in such registration statement, the resale of the Common Shares and the Warrant Shares; provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Common Stock which may be included in such registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Common Shares and the Warrant Shares with respect to which the Buyer requested inclusion hereunder as the underwriter shall reasonably permit; provided, however, that the Buyer shall not be disproportionately negatively affected as compared to other holders of Company securities to be registered. The Company will file and use best efforts to cause to become effective such registration statement as well as any filings required under any applicable state securities laws or regulations. The Buyer’s right to demand registration of the Common Shares and the Warrant Shares shall not terminate until such time as all the Common Shares and all the Warrants Shares have been registered for resale with the SEC and the Buyer has sold or otherwise transferred to Persons not Affiliated with the Buyer all of such Common Shares and Warrant Shares. All costs related to the preparation, filing and effectiveness of such registrations, including accounting and legal fees and expenses (including reasonable fees and expenses of counsel for the Buyer) shall be borne by the Company. The Company will enter into an agreement with the Buyer including customary terms and conditions for any such registration, including customary indemnification provisions.

(t)               Consulting Agreements and Employment Agreements. The Company shall use best efforts to cause each of the Employment Agreements and Consulting Agreements to be entered into within fifteen days following the Initial Closing Date in form and substance acceptable to the Buyer.

(u)               Closing Documents. On or prior to 14 calendar days after each Closing Date, the Company agrees to deliver, or cause to be delivered, to the Buyer and Dentons US LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(v)               Vote. Buyer agrees that it will vote its shares for the re-election of each of Andy Williams and Paul Dickman at the first annual meeting of the Company held after the date hereof.

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5.                  REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)               Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

(b)               Transfer Agent Instructions. At each Closing, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit B attached hereto (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of the Buyer or its respective nominee(s), for the Common Shares and the Warrant Shares issued at each Closing or upon exercise of the Warrants in such amounts as specified from time to time by the Buyer to the Company upon exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If the Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Common Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.                  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares and the related Warrants to the Buyer at the Closings is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i)                 The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)                The Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4(g)), for the Common Shares and the related Warrants being purchased by the Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)               The representations and warranties of the Buyer shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.

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(iv)               With respect to the Third Closing, the Buyer shall have delivered to the Company by August 15, 2019 written notice that the Buyer intends to exercise its option to acquire Common Shares and Warrants at the Third Closing and the number of Common Shares and Warrants to be acquired.

(v)                With respect to the Fourth Closing, the Buyer shall have delivered to the Company by August 30, 2019 written notice that the Buyer intends to exercise its option to acquire Common Shares and Warrants at the Fourth Closing and the number of Common Shares and Warrants to be acquired, and the Board of Directors of the Company shall have approved such sale of Common Shares and Warrants to the buyer at the Fourth Closing.

7.                  CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

(a)               The obligation of the Buyer hereunder to purchase the Common Shares and the related Warrants that the Buyer is purchasing at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                 The Company shall have duly executed and delivered to the Buyer (A) each of the Transaction Documents, (B) the Common Shares being purchased by the Buyer at such Closing pursuant to this Agreement and (C) the related Warrants being purchased by the Buyer at such Closing pursuant to this Agreement.

(ii)                The Buyer shall have received the opinion of Sichenzia Ross Ference LLP, the Company’s outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit C attached hereto.

(iii)               The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions with respect to the Initial Closing, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)               The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries, if any, in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days of the Initial Closing Date.

(v)               The Company shall have delivered to the Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) calendar days of the Initial Closing Date.

(vi)              The Company shall have delivered to the Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State (or comparable office) of the Company’s jurisdiction of formation within ten (10) calendar days of the Initial Closing Date.

(vii)              The Company shall have delivered to the Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit D.

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(viii)            The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form attached hereto as Exhibit E.

(ix)               The Company shall have delivered to the Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) calendar days of the Initial Closing Date.

(x)                The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi)               The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities and the consummation of the transactions contemplated hereby including issuance of the Warrant Shares.

(xii)               Each of Justin Dye and Leonardo Riera shall have been appointed as members of the Board of Directors of the Company, with Justin Dye appointed for a two year term and Leonardo Riera appointed for a one year term. Justin Dye also shall have been appointed as Chairman of the Board, e chair of the Governance Committee and a member of the Audit and the Compensation Committees. Leonardo Riera shall have been appointed as the chair of the Audit Committee and a member of the Compensation and Governance Committees. Following these appointments the number of directors of the Company shall be five. Cash compensation for directors shall have been approved so that for so long the Buyer has the right to appoint a Buyer Designee to the Board of Directors, each director shall receive a monthly director fee of $6,000 for serving on the Board of Directors, as well as an additional $2,000 per month for serving on a Board committee, and the Chairman of the Board shall receive an additional $8,000 per month.

(xiii)             The Board of Directors of the Company shall have approved an increase of 15,000,000 shares available for issuance under the Company’s 2017 Equity Incentive Plan, as amended (the “Plan”) subject to the approval of the Company’s shareholders, to which the Board shall recommend approval thereof at the next meeting of the shareholders of the Company.

(xiv)             The Company shall have approved entering into consulting agreements with Jeff Garwood and Nirup Krishnamurthy (“Consulting Agreements”) for the respective compensation and Option grant (and any terms) set forth on Exhibit F and the Board of Directors of the Company shall have approved such compensation and option grant subject to the approval of the shareholders of the increase in available shares under the Company’s Plan as set forth in clause (xiv) above.

(xv)              The Company shall have approved entering into employment agreements with Todd Williams, Collin Lodge, and Lee Dayton (“Employment Agreements”) for the respective compensation and Option grant (and any terms) set forth on Exhibit G and the Board of Directors of the Company shall have approved such compensation and option grant subject to the approval of the shareholders of the increase in available shares under the Company’s Plan as set forth in clause (xiv) above.

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(xvi)             The Company shall have entered into binding term sheets with each of (a) MedPharm LLC, (b) Futurevision 2020, LLC, Futurevision Ltd, and Medicine Man Longmont, LLC, collectively, (c) MX, LLC, (d) Los Sueños Farms, LLC, and (e) Farm Boy LLC and Baseball 18, LLC, collectively, in each case providing for the acquisition by the Company of such entity on terms and conditions acceptable to the Buyer (each, an “Acquisition”, and collectively, the “Acquisitions”).

(xvii)           The Company’s bylaws shall be amended such that the provisions set forth in Section 10(b) of this Agreement are included in the Company’s bylaws.

(xviii)           The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

(xix)             The Company shall have taken such actions are required under applicable law to ensure that Nevada Rev. Stat 78.411 - 78.444 does not apply to the Buyer.

(xx)               Joe Puglise shall have resigned from the Company’s Board of Directors.

(b)                The obligation of the Buyer hereunder to purchase the Common Shares and the related Warrants that the Buyer is purchasing at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                 The Initial Closing shall have occurred.

(ii)                The Second Closing Date shall be no later than July 15, 2019.

(iii)               The Buyer shall have received the opinion of Sichenzia Ross Ference LLP, the Company’s outside counsel, dated as of the Second Closing Date, in substantially the form of Exhibit C attached hereto.

(iv)               The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions with respect to the Second Closing, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(v)               The Company shall have duly executed and delivered to the Buyer (A) each of the Transaction Documents, (B) the Common Shares being purchased by the Buyer at such Closing pursuant to this Agreement and (C) the related Warrants being purchased by the Buyer at such Closing pursuant to this Agreement.

(vi)              The representations and warranties of the Company shall be true and correct as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Second Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form attached hereto as Exhibit E.

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(vii)             The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Second Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Second Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(viii)             The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(ix)                The Company shall have obtained the Insurance (as defined below).

(x)                 The Company shall have entered into definitive agreements in respect of each of the Acquisitions in forms acceptable to the Buyer, to the extent permitted under applicable law.

(xi)                The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

(c)                The Buyer shall have the right, and not the obligation, in its sole discretion to purchase any or all of the Third Closing Option Shares by delivering written notice of such election to the Company. Such purchase and sale is subject to the satisfaction, at or before the Third Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(xii)               The Initial Closing and the Second Closing shall have occurred.

(xiii)              The Buyer shall have received the opinion of Sichenzia Ross Ference LLP, the Company’s outside counsel, dated as of the Third Closing Date, in substantially the form of Exhibit C attached hereto.

(xiv)             The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions with respect to the Third Closing, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(xv)              The Company shall have duly executed and delivered to the Buyer (A) each of the Transaction Documents, (B) the Common Shares being purchased by the Buyer at such Closing pursuant to this Agreement and (C) the related Warrants being purchased by the Buyer at such Closing pursuant to this Agreement.

(xvi)             The representations and warranties of the Company shall be true and correct as of the date when made and as of the Third Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Third Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Third Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form attached hereto as Exhibit E.

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(xvii)            The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Third Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Third Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xviii)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xix)              The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

(d)                The Buyer shall have the right, and not the obligation, in its sole discretion (but subject to the approval of the Company’s Board of Directors) to purchase any or all of the Fourth Closing Option Shares by delivering written notice of such election to the Company. Such purchase and sale is subject to the satisfaction, at or before the Fourth Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                  The Initial Closing, the Second Closing and the Third Closing shall have occurred.

(ii)                The Buyer shall have received the opinion of Sichenzia Ross Ference LLP, the Company’s outside counsel, dated as of the Fourth Closing Date, in substantially the form of Exhibit C attached hereto.

(iii)               The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions with respect to the Fourth Closing, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)              The Company shall have duly executed and delivered to the Buyer (A) each of the Transaction Documents, (B) the Common Shares being purchased by the Buyer at such Closing pursuant to this Agreement and (C) the related Warrants being purchased by the Buyer at such Closing pursuant to this Agreement.

(v)               The representations and warranties of the Company shall be true and correct as of the date when made and as of the Third Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Third Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Third Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form attached hereto as Exhibit E.

(vi)              The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Third Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Third Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

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(vii)              The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(viii)             The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

8.                  TERMINATION. In the event that the Initial Closing shall not have occurred on or before 10 Business Days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that notwithstanding the foregoing the Buyer shall not be deemed to have waived any right to seek damages in respect of any breach of this Agreement by the Company and shall have all remedies available to it pursuant to this Agreement, under law or at equity.

9.                  BOARD NOMINATION RIGHTS; INSURANCE.

(a)               The Company shall take all actions to ensure that from the Initial Closing Date through the date that is two years from the last Closing Date to occur hereunder, two individuals designated by the Buyer (each, a “Buyer Designee”) shall be appointed to the Board of Directors of the Company. The Buyer’s initial Buyer Designees under this Agreement shall be Justin Dye and Leonardo Riera (the “Initial Designees”). On or prior to the Initial Closing Date, the Company shall take all actions necessary to cause the appointment to the Company’s board of directors of the Initial Designees effective as of the Initial Closing Date, and thereafter, for so long as the Buyer’s board nomination right under this Section 9 continues, the Company will use its best efforts to ensure that such individuals to the Company’s board of directors for so long as they are Buyer Designees (including recommending that the Company’s stockholders vote in favor of the election of such an individual, soliciting proxies and contesting any proxy contest and otherwise supporting such designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees); provided that if the Buyer determines to designate a different individual (“Replacement Designee”) as either of its Buyer Designees, such obligation shall instead apply to the Replacement Designee. If any Buyer Designee ceases to be a director of the Company, the Company shall take all actions necessary to cause the appointment to its board of directors of a Replacement Designee nominated by the Buyer to fill the vacancy and thereafter the Company will use its best efforts to cause the election of such an individual to the Company’s board of directors, subject to the same conditions and limitations as set forth in the foregoing sentence. Each Buyer Designee shall be entitled to the same level of directors’ and officers’ indemnity insurance coverage and indemnity and exculpation protection (including under any indemnification agreement) as the other members of the Company’s board of directors. As promptly as practicable, but in no event later than the Second Closing Date, and for so long as a Buyer Designee serves on the Company’s board of directors, the Company shall maintain in place directors’ and officers’ indemnity insurance coverage in an amount and on terms deemed reasonably acceptable to the Buyer Designees, but no less than $2 million of coverage per director (the “Insurance”).

(b)               For so long as the Buyer is entitled to designate a Buyer Designee for election to the Company’s board of directors under this Agreement, each committee of the Company’s board of directors shall include at least one Buyer Designee; provided, however, that if such Buyer Designee is not eligible for membership on any given committee of the Company’s board of directors under then applicable listing and corporate governance standards of a trading exchange or any Applicable Law, then such committee shall include a Buyer Designee only when so permitted by the listing and corporate governance standards of such trading exchange and any Applicable Law; provided, further, that the Company shall exercise all authority under Applicable Law to permit the inclusion of a Buyer Designee on such committee, including, without limitation, by causing an increase in the number of directors on such committee. Subject to the foregoing, the Company shall take appropriate action, effective as of the commencement of business on the first business day immediately after the Initial Closing Date, to allow for the appointment of Leonardo Riera to the Company’s Audit Committee.

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(c)               Corporate Opportunity. The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (a) any Buyer Designee or (b) the Buyer or its Affiliates (collectively, “Affiliated Persons”) and waives any claim against each Affiliated Person arising from the fact that such Affiliated Person (i) pursues or acquires any such corporate opportunity for its own account or the account of any Affiliate or other person, (ii) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Company or its Board of Directors; provided, that, in each such case, that any corporate opportunity which is expressly offered to an Affiliated Person in writing in his or her capacity as a member of the Company’s board of directors shall belong to the Company.

10.                POST-CLOSING RESTRICTIONS. (a) The Company shall not, directly or indirectly, take any action or omit to take any action that would (i) conflict with the terms of this Agreement, (ii) prevent or impede the Buyer or its Affiliates from holding or acquiring beneficial ownership of shares of Common Stock, including by adopting a shareholder rights plan or taking, or failing to take, any action under any anti-takeover law, (iii) disproportionately affect the Buyer or its Affiliates, as compared to any other stockholder of the Company, or (iv) otherwise affect the Buyer’s or its Affiliates’ voting rights.

(b)                For so long as the Buyer is entitled to designate a Buyer Designee for election to the Company’s board of directors under this Agreement, the Bylaws shall provide that the number of directors on the Board of Directors shall initially be five and that the vote of at least four of the Company’s directors shall be required for any of the following actions relating to or affecting the Company and/or any Subsidiary (if any) of the Company, their respective rights or assets and/or businesses:

(i)                changing the total number of directors comprising the Board of Directors;

(ii)               selling, conveying or disposing by any means, to any Person, assets of the Company or such Subsidiary with a fair market value in excess of 20% of all of the assets of the Company or any such Subsidiary in any 12 month period, other than such a sale, conveyance or disposition that is made in the ordinary course of the normal day-to-day operations of the Company;

(iii)              purchasing, leasing, licensing, exchanging or otherwise acquiring any capital assets (real or personal) in excess of 15% of the assets of the Company or any such Subsidiary in any transaction in any 12 month period;

(iv)              modifying in any material respect an annual budget, operating budget or business plan for the Company, or exceeding such budget by more than 25%;

(v)               incurring any indebtedness, pledging or granting liens on any of the Company’s (or any Subsidiary’s) assets, or the Company or any Subsidiary guaranteeing, assuming, endorsing or otherwise becoming responsible for the obligations of any other Person for any amount in excess of $1,000,000;

(vi)              enter into or be a party to any transaction with any director or officer of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person (including any family member thereof), provided, that any modifications to any such agreement shall also be subject to this clause;

(vii)            issuing or selling capital stock in the Company or any Subsidiary to any Person in excess of 1,000,000 shares except as contemplated hereunder, or repurchasing, redeeming or otherwise acquiring any capital stock in the Company or any Subsidiary in excess of 1,000,000 shares;

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(viii)            declaring or paying any dividends or other type of distributions of the Company or any Subsidiary;

(ix)               making any material change in the purpose of the Company or any Subsidiary (which shall include hemp and cannabis-related businesses, including edibles related thereto) or consummating any transaction outside of the scope of the ordinary business of the Company or any Subsidiary;

(x)                amending the organizational documents of the Company or any Subsidiary;

(xi)               changing the independent auditor of the Company prior to them completing an engagement they have been contracted to perform;

(xii)             commencing any bankruptcy or insolvency proceeding;

(xiii)             dissolving or liquidating, or agreeing to dissolve or liquidate; or

(xiv)            entering into any agreement or commitment to do any of the foregoing.

(c)                From the date of this Agreement through the date that is one year from the last Closing to occur hereunder, without the prior written consent of the Buyer the Company shall not issue or sell (i) any shares of its Common Stock for a consideration per share less than $3.50 per share, or (ii) any Options (as defined in the Warrant) or other securities convertible into Common Stock with an exercise or conversion price of less than $3.50 per share; provided however, that the foregoing restriction shall not apply with respect to Excluded Securities.

11.                ACCESS TO INFORMATION.

(a)               Following the Initial Closing for so long as the Buyer or its Affiliates owns any Common Stock:

(i)                 the Company shall deliver to the Buyer:

(a)               as soon as practicable, but in any event within one hundred and five (105) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company;

(b)               as soon as practicable, but in any event within fifty (50) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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(c)               as soon as practicable, but in any event within fifty (50) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct; and

as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company. If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

12.                MISCELLANEOUS.

(a)               Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)               Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)               Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)               Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e)               Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and any amendment to this Agreement made in conformity with the provisions of this Section 12(e) shall be binding on all holders of Securities and the Company. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)                Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Medicine Man Technologies, Inc.
4880 Havana Street, Suite 201
Denver, CO 80239
Telephone:	(303) 371-0387
Facsimile:	(303) 371-0598
Attention:	Chief Executive Officer
E-mail:	andy@medicinemandenver.com

With a copy (for informational purposes only) to:

Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 37th
New York, NY 10036
Telephone:	(212) 930-9700
Attention:	Gregory Sichenzia
Email:	gsichenzia@srf.law

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If to the Buyer, to its address and e-mail address set forth on its signature page hereto, with copies to the Buyer’s representatives as set forth on its signature page hereto, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). The Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Buyer hereunder with respect to such assigned rights.

(h)               No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 12(k).

(i)                 Survival. Unless this Agreement is terminated under Section 8, the representations, warranties, covenants and agreements of the Company and the Buyer shall survive the Closings. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)                 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)               Indemnification. In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Buyer pursuant to Section 4(i), or (iv) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law.

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(l)                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)              Remedies. The Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)              Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)               Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MEDICINE MAN TECHNOLOGIES, INC.

By:	/s/ Andrew Williams
Name: Andrew Williams
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

DYE CAPITAL CANN HOLDINGS, LLC

By:	Dye Capital & Company, LLC, its managing member

By:	/s/ Justin Dye
Name: Justin Dye
Title: Managing Member

Notice Address:
350 Camino Gardens Blvd.
Suite 200
Boca Raton, FL 33432
Attention: Justin Dye
Justin@DyeCapital.com

with a copy to:
Dentons US LLP
233 S. Wacker Dr. #5900
Chicago, IL 6060
Attention: Michael Froy, Esq.
michael.froy@dentons.com

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